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                                                           EXHIBIT 7

Legal Title of Bank:       Bank One Trust Company, N.A.      Call Date: 09/30/00       State #:  391581       FFIEC 032
Address:                   100 Broad Street                  Vendor ID:  D             Cert #:  21377         Page RC-1
City, State  Zip:          Columbus, OH 43271                Transit #:  04400003
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Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for September 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

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
                                                                                                             Dollar Amounts
                                                                                                              in thousands
                                                                                                           ------------------
                                                                                                           RCON  BIL MIL THOU   C300
                                                                                                           ----  --- --- ----   ----
ASSETS
 1.   Cash and balances due from depository institutions (from Schedule RC-A):
                                                                                                           RCON
                                                                                                           ----
      a. Noninterest-bearing balances and currency and coin(1)...........................................  0081     107,674     1.a
      b. Interest-bearing balances(2)....................................................................  0071      19,256     1.b
 2.   Securities
      a. Held-to-maturity securities(from Schedule RC-B, column A).......................................  1754           0      2.a
      b. Available-for-sale securities (from Schedule RC-B, column D)....................................  1773       4,003      2.b
 3.   Federal funds sold and securities purchased under agreements to resell.............................  1350     637,978      3.
 4.   Loans and lease financing receivables:
                                                                                                           RCON
                                                                                                           ----
      a. Loans and leases, net of unearned income (from Schedule RC-C)...................................  2122     220,388      4.a
      b. LESS: Allowance for loan and lease losses.......................................................  3123       1,201      4.b
      c. LESS: Allocated transfer risk reserve...........................................................  3128           0      4.c

                                                                                                           RCON
                                                                                                           ----
      d. Loans and leases, net of unearned income, allowance, and reserve
         (item 4.a minus 4.b and 4.c)....................................................................  2125     219,187      4.d
 5.   Trading assets (from Schedule RD-D)................................................................  3545           0      5.
 6.   Premises and fixed assets (including capitalized leases)...........................................  2145      25,122      6.
 7.   Other real estate owned (from Schedule RC-M).......................................................  2150           0      7.
 8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)...........  2130           0      8.
 9.   Customers' liability to this bank on acceptances outstanding.......................................  2155           0      9.
10.   Intangible assets (from Schedule RC-M).............................................................  2143      14,726     10.
11.   Other assets (from Schedule RC-F)..................................................................  2160     335,321     11.
12.   Total assets (sum of items 1 through 11)...........................................................  2170   1,363,267     12.

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
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
Legal Title of Bank:       Bank One Trust Company, N.A.      Call Date: 09/30/00       State #:  391581       FFIEC 032
Address:                   100 Broad Street                  Vendor ID:  D             Cert #:  21377         Page RC-2
City, State  Zip:          Columbus, OH 43271                Transit #:  04400003
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Schedule RC-Continued

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

                                                                                                             Dollar Amounts
                                                                                                              in Thousands
                                                                                                           ------------------
LIABILITIES
13.   Deposits:
                                                                                                           RCON
                                                                                                           ----
      a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part 1)..........       2200    1,134,992   13.a
         (1) Noninterest-bearing(1).................................................................       6631      663,468   13.a1
         (2) Interest-bearing.......................................................................       6636      471,524   13.a2
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)
         (1) Noninterest bearing....................................................................
         (2) Interest-bearing.......................................................................
14.   Federal funds purchased and securities sold under agreements to repurchase:                     RCFD 2800            0   14
15.   a. Demand notes issued to the U.S. Treasury...................................................  RCON 2840            0   15.a
      b. Trading Liabilities(from Sechedule RC-D)...................................................  RCFD 3548            0   15.b
16.   Other borrowed money:
                                                                                                      RCON
                                                                                                      ----
      a. With original maturity of one year or less.................................................       2332             0  16.a
      b. With original maturity of more than one year...............................................       A547             0  16.b
      c. With original maturity of more than three years ...........................................       A548             0  16.c
17.   Not applicable
18.   Bank's liability on acceptance executed and outstanding.......................................       2920             0  18.
19.   Subordinated notes and debentures.............................................................       3200             0  19.
20.   Other liabilities (from Schedule RC-G)........................................................       2930        88,146  20.
21.   Total liabilities (sum of items 13 through 20)................................................       2948     1,223,138  21.
22.   Not applicable
EQUITY CAPITAL
23.   Perpetual preferred stock and related surplus.................................................       3838             0  23.
24.   Common stock..................................................................................       3230           800  24.
25.   Surplus (exclude all surplus related to preferred stock)......................................       3839        45,157  25.
26.   a. Undivided profits and capital reserves.....................................................       3632        94,155  26.a
      b. Net unrealized holding gains (losses) on available-for-sale securities.....................       8434            17  26.b
      c. Accumulated net gains (losses) on cash flow hedges ........................................       4336             0  26.c
27.   Cumulative foreign currency translation adjustments...........................................
28.   Total equity capital (sum of items 23 through 27).............................................       3210       140,129  28.
29.   Total liabilities, limited-life preferred stock, and equity capital
      (sum of items 21, 22, and 28).................................................................       3300     1,363,267  29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the  most
   comprehensive level of auditing work performed for the bank by independent external                                  Number
   auditors as of any date during 1996..............................................................  RCFD 6724   N/A    M.1.

1  =  Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2  =  Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
      (but not on the bank separately)
3  =  Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4  =  Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5  =  Review of the bank's financial statements by external auditors
6  =  Compilation of the bank's financial statements by external auditors
7  =  Other audit procedures (excluding tax preparation work)
8  =  No external audit work

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.